Exhibit 16.1

January 16, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Inno Holdings Inc. under Item 4.01 of its Form 8- K dated January 16, 2025. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Inno Holdings Inc. contained therein.

Very truly yours,

/s/ Simon & Edward, LLP

Address: 17506 Colima Road, Suite 101, Rowland Heights, CA 91748 U.S.A
Tel: +1 (626) 581-0818 Fax: +1 (626) 581-0809 Website: www.secpa.us